Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 29, 2020, in the Registration Statement (Form S-1) and related Prospectus of Oncorus, Inc. dated September 11, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 11, 2020